UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                         CASS INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         CASS INFORMATION SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on
                                 April 18, 2005

TO THE SHAREHOLDERS:

      The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the offices of Cass Information Systems, Inc. located at 13001 Hollenberg Drive, Bridgeton, Missouri on Monday, April 18, 2005, at 11:00 a.m., for the following purposes:

      1.    To elect four Directors, each to serve for a three-year term;

      2. To act upon such other matters as may properly come before the meeting.

      The close of business on March 7, 2005 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting.

                                             By Order of the Board of Directors,

                                             Eric H. Brunngraber
                                             Secretary

March 15, 2005
Bridgeton, Missouri

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY ONE OF THE FOLLOWING METHODS: VOTE OVER THE INTERNET OR BY TELEPHONE USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, OR MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                         CASS INFORMATION SYSTEMS, INC.
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                            to be held April 18, 2005

      This Proxy Statement is being furnished to the common shareholders of Cass Information Systems, Inc. (the "Company") on or about March 15, 2005 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board) for use at the annual meeting of shareholders (the "Annual Meeting") to be held on April 18, 2005 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

      Holders of shares of Common Stock, par value $.50 per share ("Shares" or the "Common Stock"), of the Company at its close of business on March 7, 2005 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 3,675,757 shares of Common Stock were outstanding. Holders of record of Common Stock (the "Shareholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting. Company management ("Management"), and members of the Board (the "Board"), in the aggregate, directly or indirectly controlled approximately 26.08% of the Common Stock outstanding on the Record Date.

      Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxies at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

      A plurality of the votes of Shareholders cast at the Annual Meeting is required for the election of each director. Abstentions are counted in the number of shares present for purposes of determining whether a quorum is present, and are counted as having voted on each matter presented for vote. As a result, an abstention has the same effect as a vote against a proposal, but will have no effect on the vote to elect directors. Broker non-votes are counted in the number of shares present for purposes of determining whether a quorum is present, but as not being present as to matters for which voting instructions are not given. As a result, broker non-votes will not affect voting on any matter voted on at the meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the vote is taken at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Eric H. Brunngraber, Secretary, Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044 (telephone number (314) 506-5500).

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees. The Board of the Company does not know of any matters other than the matters described in the Notice of Annual Meeting attached to the Proxy Statement that will come before the Annual Meeting.

      The Board of the Company solicits the proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or regular employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

                              ELECTION OF DIRECTORS

      Pursuant to the by-laws of the Company, the Company's Board consists of twelve members and is divided into three classes of approximately equal numbers of directors. Each director is elected for a three-year term, and the term of each class of directors expires in successive years.

      The following information is submitted respecting the members of the Company's Board whose terms will continue after the meeting, together with the nominees for election to the Board:

Nominees for election at this meeting to a term expiring in 2008:

K. Dane Brooksher            Mr. Brooksher, 66, is Chairman of the Board of
                             ProLogis, a leading provider of distribution facilities. He has been with ProLogis since 1993 and has held positions including Chief Operating
                             Officer ("COO"), Co-Chairman and Chief Executive
                             Officer ("CEO"). Prior to joining ProLogis, he spent over 32 years with KPMG, serving as the Mid-West area-managing partner and Chicago office-managing partner, as well as serving on the firm's Board of Directors, Management Committee and as International Development Partner. Mr. Brooksher is currently a director of Qwest Communications
                             International, Inc., Butler Manufacturing Company,
                             Pactiv Corporation, National Association of
                             Manufacturers, and Colorado Forum, and is a current member of the Advisory Board of the J. L. Kellogg
                             Graduate School of Management, Northwestern
                             University.

Eric H. Brunngraber          Mr. Brunngraber, 48, has been a director since
                             2003. He has served as Chief Financial Officer
                             ("CFO") of the Company since 1997. He has held numerous positions with the Company since his employment began in 1979, including Executive Vice
                             President-Secretary of the Company's bank subsidiary. Mr. Brunngraber has been active in various civic, charitable, professional and church-related groups. He is a current board member of the St. Louis Equity Fund, Inc.

Bryan S. Chapell             Dr. Chapell, 50, has been a director since 1998.
                             Dr. Chapell joined the faculty of Covenant
                             Theological Seminary in 1985, and has served as seminary president since 1994. Dr. Chapell has obtained degrees from Northwestern University,
                             Covenant Theological Seminary, and Southern
                             Illinois University and has authored numerous books and publications.

Benjamin F. Edwards, IV      Mr. Edwards, 49, has been with A. G. Edwards &
                             Sons, Inc., one of the nation's largest investment firms, since 1977. He is currently the branch manager of the firm's Town & Country, Missouri office. He has also been a member of the Board of Directors of A. G. Edwards since 1994. During his career with A. G. Edwards he has held positions including Employment Manager, Financial Advisor,
                             Associate Branch Manager, Regional Officer,
                             Director of Sales and Marketing, and President. He serves on the Advisory Boards of Sunshine Missions, Bethesda Hospital and Homes, Trinity University, and Covenant Theological Seminary. Mr. Edwards is also a board member of The Missouri Historical
                             Society and serves on the Investment Advisory
                             Committee of The American Legacy Foundation.

The Company's Board recommends a vote FOR the four nominees for election to the
                              Board of Directors.

Directors whose terms expire in 2007:

Lawrence A. Collett          Mr. Collett, 62, has been a director since 1983. He
                             has been the CEO and Chairman of the Board of the Company since 1990 and 1992, respectively. He began his career at Cass in 1963 and served as Executive
                             Vice President from 1974 to 1983 and President of the Company from 1983 to 1990. He has held numerous positions with civic, charitable, and church-related institutions. Mr. Collett is a current member of the St. Louis Regional Business
                             Council.

Wayne J. Grace               Mr. Grace, 64, has been a director since 2003. He
                             has been the Managing Director of UHY Advisors, Tax and Business Consultants, since 2004. He was the founder and Managing Director of Grace Advisors,
                             Inc. from 1983 to 2004. From 1966 to 1983, he was the Managing Partner of the St. Louis office of Fox
                             & Company, where he served as a member of the National Consulting Services Steering Committee.
                             Mr. Grace serves on the Board of Managers for the YMCA of the Ozarks.

Irving A. Shepard            Mr. Shepard, 87, has been a director since 1970. He
                             is the President of Venture Consulting, a nationwide consulting firm. He has held numerous engineering positions throughout his career, including Aerodynamicst, Chief of Flight Test with
                             McDonnell Aircraft, President of Shepard
                             Engineering Company, and President and CEO of
                             Chromalloy American Corporation. Mr. Shepard currently serves on the Board of Essex Industries, a St. Louis-based firm.

Andrew J. Signorelli         Mr. Signorelli, 65, has been a director since 1986.
                             He currently serves as CEO of Andrews Educational &
                             Research Center and Hope Educational & Research
                             Center, which he founded in the early 1980's. He has also served as Administrator for St. Louis
                             University Association from 1963 to 1965, and Faith
                             Hospital Association from 1965 to 1986. Mr.
                             Signorelli is a member of the Board of Directors for Andrews and Hope Educational & Research
                             Centers, as well as various other private corporations located in the St. Louis area.

Directors whose terms expire in 2006:

Robert J. Bodine             Mr. Bodine, 80, has been a director since 1966. He
                             is Chairman Emeritus and former CEO of Bodine
                             Aluminum, Inc. where he served from 1947 to 1990.
                             He is an active member of numerous civic and charitable organizations, including Chairman of the Aluminum Association-Foundry Division, Past Board
                             Chairman of the St. Louis Salvation Army, Board
                             Trustee of the St. Louis Zoo, and board member of St. Joseph Hospital, located in Kirkwood, Missouri.

Thomas J. Fucoloro           Mr. Fucoloro, 79, has been a director since 1986.
                             He is the former CEO of Todd Uniform, a
                             manufacturer and marketer of customized uniforms for North American businesses. He presently serves on the Board of Directors of Catholic Youth
                             Council, a charitable organization that provides services to over 90,000 youth and young adults in its Catholic scouting and sports programs.

Harry J. Krieg               Mr. Krieg, 80, has been a director since 1962. He
                             is Chairman Emeritus of the Board of Directors of the Company. He began his career with the Company in 1955. He served as the President of Cass Bank &
                             Trust Company (presently known as Cass Commercial
                             Bank, the banking subsidiary of the Company) from 1964 to 1969. He became CEO and Chairman in 1969 and 1974, respectively. Mr. Krieg also served as CEO and Chairman of Cass Commercial Corporation
                             (the predecessor name of the Company) until 1992.

Howard A. Kuehner            Mr. Kuehner, 89, has been a director since 1966. He
                             is retired from the insurance industry, where he spent a number of years with Daniel & Henry
                             Insurance Agency and Rebholz Insurance Agency. He was the founder of Kuehner Insurance Agency and served as the past president of the Insurance
                             Association of St. Louis.

Board and Committee Membership

      The Company's Board oversees and guides the Company's management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of directors.

      Each director that is not an officer of the Company received compensation for his services. During 2004, the regular attendance fee for Board meetings and Committee meetings was $600 and $400, respectively. Additionally, effective March 1, 2004, the monthly retainer fee increased from $300 to $500, and the Committee Chairman attendance fee increased from $400 to $500. Upon re-election to the Board, each director who was not an officer of the Company received 300 shares of restricted stock, carrying voting and dividend rights. Shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards.

      Based on the independence standards defined by the Nasdaq rules, the Board has determined in its business judgment that each of the non-management directors on the Board is independent. Mr. Collett and Mr. Brunngraber are members of Management and as a result are not considered independent directors.

      During 2004, there were 12 meetings of the Board. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he served. The Company's directors are encouraged, but not required, to attend the Company's Annual Meeting of shareholders. Eight directors attended the 2004 Annual Meeting.

      The following table presents, as of March 7, 2005, the key Committees of the Board, the number of times each such Committee met in 2004 (in parentheses) and the membership of such Committees:

                           Nominating and Corporate
    Audit (6)                   Governance  (9)             Compensation (4)
    ---------                   ---------------             ----------------
 Wayne J. Grace*               Bryan S. Chapell             Robert J. Bodine
  Harry J. Krieg                Wayne J. Grace              Irving A. Shepard
Irving A. Shepard               Harry J. Krieg*            Andrew J. Signorelli*

*Committee Chairman

      The Audit Committee is composed entirely of independent directors, as defined by the Nasdaq listing standards, and operates pursuant to a written charter, included as Exhibit I and available on the Company's website at www.cassinfo.com. The Committee is responsible for appointing and terminating the independent auditors for the Company, and meeting with the independent auditors and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee also reviews financial information provided to Shareholders and others, assesses the adequacy of financial, accounting, operating and disclosure controls, evaluates the scope of the audits of the independent auditors and reports on the results of such reviews to the Board. In addition, the Committee assists the Board in its oversight of the performance of the Company's internal auditors. The Committee meets with the internal auditors on a quarterly basis to review the scope and results of such services. The Board has determined that Mr. Grace and Mr. Krieg serve as "audit committee financial experts", as defined by the Securities and Exchange Commission (SEC) and the Nasdaq listing rules.

      The Nominating and Corporate Governance Committee is composed entirely of independent directors, as defined by the Nasdaq listing standards, and operates pursuant to a written charter, which is available on the Company's website at www.cassinfo.com. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending director nominees and developing and addressing corporate governance principles and issues applicable to the Company and its subsidiaries. In recommending director nominees to the Board, the Committee solicits candidate recommendations from its own members, other directors and management. No person who has reached the age of 80 prior to the election date may be nominated for election or re-election to the Board. Although the Nominating and Corporate Governance Committee does not specifically solicit suggestions for possible candidates from Shareholders, the Committee will consider candidates meeting the criteria set by the Committee, with the concurrence of the full Board and re-evaluated periodically, including those criteria set out in the Committee's charter. Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Nominating and Corporate Governance Committee, c/o Eric H. Brunngraber, Secretary, Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

      The Compensation Committee is composed entirely of independent directors, as defined by the Nasdaq listing standards, and operates pursuant to a written charter, which is available on the Company's website at www.cassinfo.com.

The Committee reviews and recommends to the Board the salaries and all other forms of compensation of the officers of the Company and its subsidiaries.

Report of the Audit Committee

      The Audit Committee, composed entirely of independent directors, assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditors' qualifications and independence (3) the performance of the independent auditors and the Company's internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee operates pursuant to a written charter that was last revised and adopted in January 2005, and is attached as Exhibit I to this Proxy Statement.

      In the performance of its oversight function and in connection with the December 31, 2004 consolidated financial statements, the Audit Committee reviewed and discussed the audited consolidated financial statements with Management and the independent auditors. The Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. The Committee has also received and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has considered whether the provision of all non-audit services to the Company by the independent auditors is compatible with maintaining the auditors' independence and has discussed with them their independence.

      Based upon these reviews and discussions, and the roles and responsibilities of the Committee outlined in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K filed with the SEC.

                                 Wayne J. Grace, Chairman
                                 Harry J. Krieg
                                 Irving A. Shepard

Report of the Compensation Committee

      The Compensation Committee is appointed by the Board and is composed of three independent directors, as defined by the Nasdaq listing standards, one of whom serves as chairman of the Committee. The Committee operates under a written charter approved by the Board; the charter is available on the Company's website at www.cassinfo.com. The Committee establishes and administers the Company's executive compensation programs and benefits. During the year, the Committee analyzed, reviewed and approved each of these programs. While the Committee may seek input occasionally from the CEO, the CFO or the Director of Human Resources, all matters are independently resolved and decided without the presence or voting of any officer of the Company or its subsidiaries. The Compensation Committee of the Board is also responsible for recommending salary levels for executive officers to the Board of the Company and recommending the overall levels of salary compensation for all Company employees.

      The Committee's goal with regard to executive compensation has been to develop and provide a combination of programs that enable the Company to attract and retain competent executive officers and other management personnel with the capabilities and experience necessary to continue leading the Company in meeting its objectives and in furthering its growth and profitability. Additionally, the Committee's goal is to reward executives and managers in accordance with the results that are accomplished. The Committee believes that total compensation should be related to profits and to the performance of the Company. For this reason, overall compensation is tied to incentive bonus plans that are directly related to the Company's earnings.

      In order to determine the levels of peer compensation within its industry, the Committee utilizes the services of Peter R. Johnson & Company of West Chester, Pennsylvania. Additionally, when evaluating the cash compensation and stock incentives for senior executive management, the Committee utilizes the services of Towers Perrin and other sources for comparison to compensation levels at companies performing in industries similar to those of the Company. For peer group comparison, compensation data is gathered from both the Financial Services and Professional/Business Services industries. In setting executive compensation, the Company strives to maintain a target range of 95% of the 50th percentile of the total compensation data from such comparable industries. The Committee considers stock options and restricted stock grants to be a significant motivational tool for rewarding its executive officers and senior management. Stock options and grants provided under the Company's stock incentive programs are awarded primarily on the basis of performance of the Company, performance of the individual operating subsidiaries, relationship of the Company's performance to other companies in its peer group, and the recommendation of the CEO regarding the individual's performance. The Company has also developed supplemental guidelines for stock compensation based on the return on investment received. Because of the relatively small number of restricted stock options and shares held by the Company's executive officers, the Committee has not considered such restricted stock options and shares as a factor in granting additional restricted shares and options.

      The Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") and has determined that Section 162(m) will not prevent the Corporation from receiving a tax deduction for any of the compensation paid to executive officers.

      The Committee seeks to maintain salaries at levels competitive with peer groups. Bonuses are available to all personnel in the Company based upon the level of profits before taxes achieved by the Company. These bonuses are distributed on the basis of merit. Performance is measured on the basis of several factors deemed relevant and bonuses are calculated on the basis of these evaluations. The pool available for executive bonuses is formula-driven and is based on the size of the overall bonus pool, which is determined by the level of earnings achieved before taxes. The portion available for executive bonuses takes into consideration such factors as the return on investment and the growth in the Company's net profits after taxes. The determination of salaries for the Company's executive officers is a subjective process, which consists of individual performance, growth in the Company's profits, resources, and the quality of the Company's operations, as well as adherence to regulatory requirements. The amount of bonuses available for executive officers is a percentage of the profit-sharing allocation for all staff members and is based on the growth in net earnings of the Company. Because the Company's net earnings in 2004 were greater than in 2003, the amount available for executive officers in 2004 was comparable to the 2003 levels, and most of the executives received bonuses in 2004 comparable or slightly higher than those received in 2003 due to the level of profits achieved in 2004.

      The Committee reviews salaries of the CEO, CFO and other executive officers annually in January for the current fiscal year. Bonuses are calculated in July and January, and relate directly to the profit performance for the year. The CEO's bonus is a percentage of total profit sharing allocations and fluctuates with the Company's return on equity. The CEO's salary was increased in 2004 due to improved profitability in 2003. The CEO's bonus for 2004 was directly related to profit performance in 2004 and was slightly higher than that received in 2003. In 2004, the CEO also received long-term incentive awards based on results of 2003 in the form of incentive stock options and restricted stock grants in conjunction with the plans adopted by the Committee and approved by the Board.

                                 Andrew J. Signorelli, Chairman
                                 Robert J. Bodine
                                 Irving A. Shepard

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is or was during the year ended December 31, 2004 an officer, former officer or employee of the Company or any of its subsidiaries or a person having a relationship requiring disclosure by the Company pursuant to item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee or (ii) the Board of another entity in which one of the executive officers of such entity served on the Company's Board, during the year ended December 31, 2004.

Code of Conduct and Business Ethics

      The Company has adopted a Code of Conduct and Business Ethics policy, applicable to all Company directors, executive officers, and employees. Pursuant to Nasdaq listing requirements, the policy is publicly available and can be viewed on the Company's website at www.cassinfo.com.

Communications with the Board of Directors

      Shareholders may communicate with any and all members of the Board by transmitting correspondence to the following address or fax number:

                               Name of Director(s)
                       c/o Eric H. Brunngraber, Secretary
                         Cass Information Systems, Inc.
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044
                              (314) 506-5560 (fax)

      The Secretary will forward all correspondence to the Chairman of the Board or the identified director as soon as practicable. Communications that are abusive, in bad taste or that present a safety or security concern may be handled differently. Correspondence addressed to the full Board will be forwarded to the Chairman of the Board. As deemed necessary, the Chairman will present the correspondence to the full Board or a committee thereof. If a response to the communication is warranted, the content and method of the response may be coordinated with the Company's legal counsel.

Performance Quoted on The Nasdaq Stock Market for the last Five Fiscal Years

      The following graph compares the cumulative total returns over the last five fiscal years of a hypothetical investment of $100 in shares of Common Stock of the Company with a hypothetical investment of $100 in the Nasdaq Stock Market
(US) and in the index of Nasdaq Computer and Data Processing Stocks. The graph assumes $100 was invested on December 31, 1999, with dividends reinvested. Returns are based on period end prices.

                               [PERFORMANCE CHART]

                     [The following table was depicted as a
                  Performance Chart in the printed materials.]

                                                             Nasdaq
                             Cass           Nasdaq           Computer and
                             Information    Stock            Data Processing
                             Systems, Inc.  Market (US)      Stocks

 12/31/1999   12/31/1999     100.000        100.000          100.000
  1/31/2000                   99.383         96.325           88.277
  2/29/2000                  101.235        114.691          104.383
  3/31/2000                   98.494        112.351           98.474
  4/28/2000                  104.728         94.493           75.424
  5/31/2000                  105.351         83.095           66.225
  6/30/2000                  104.473         97.685           80.351
  7/31/2000                  102.585         92.578           72.151
  8/31/2000                   97.927        103.521           81.310
  9/29/2000                   89.025         90.070           74.320
 10/31/2000                   87.753         82.667           68.017
 11/30/2000                   93.635         63.691           49.336
 12/29/2000   12/29/2000      90.007         60.308           45.880
  1/31/2001                  115.081         67.612           53.049
  2/28/2001                  105.437         52.338           40.574
  3/30/2001                   95.421         44.977           33.469
  4/30/2001                  101.549         51.685           41.120
  5/31/2001                  103.341         51.628           41.188
  6/29/2001                  103.822         53.038           43.579
  7/31/2001                  104.923         49.669           38.241
  8/31/2001                  104.608         44.261           31.556
  9/28/2001                  111.335         36.803           26.655
 10/31/2001                  111.229         41.527           30.987
 11/30/2001                  125.000         47.439           35.154
 12/31/2001   12/31/2001     130.867         47.837           36.945
  1/31/2002                  130.867         47.475           36.752
  2/28/2002                  133.939         42.537           33.118
  3/30/2002                  135.125         45.327           34.091
  4/30/2002                  133.536         41.562           28.862
  5/31/2002                  134.990         39.729           27.018
  6/29/2002                  135.147         36.130           27.095
  7/31/2002                  132.412         32.832           23.796
  8/31/2002                  124.835         32.484           23.915
  9/28/2002                  136.742         28.991           20.959
 10/31/2002                  127.727         32.951           25.335
 11/30/2002                  133.476         36.625           28.670
 12/31/2002   12/31/2002     142.570         33.073           25.477
  1/31/2003                  147.206         32.716           24.908
  2/28/2003                  153.697         33.175           24.761
  3/30/2003                  153.316         33.271           24.820
  4/30/2003                  189.060         36.295           26.746
  5/31/2003                  154.192         39.482           28.154
  6/29/2003                  175.824         40.115           28.796
  7/31/2003                  171.675         42.879           29.798
  8/31/2003                  183.917         44.748           31.157
  9/28/2003                  195.274         44.166           31.434
 10/31/2003                  183.365         47.721           32.443
 11/30/2003                  177.530         48.428           32.244
 12/31/2003   12/31/2003     197.504         49.449           33.563
  1/29/2004                  189.638         50.914           34.453
  2/26/2004                  205.312         49.956           33.059
  3/31/2004                  225.565         49.104           31.358
  4/30/2004                  235.936         47.477           30.804
  5/28/2004                  256.286         49.055           32.113
  6/30/2004                  264.272         50.562           34.105
  7/30/2004                  267.260         46.705           31.515
  8/31/2004                  249.000         45.561           30.224
  9/30/2004                  246.975         46.920           31.891
 10/29/2004                  246.975         48.822           33.595
 11/30/2004                  234.960         51.830           35.854
 12/31/2004   12/31/2004     234.624         53.813           36.967

                               EXECUTIVE OFFICERS

      The following tables list all executive officers of the Company, their ages, their position(s) with the Company, and compensation information. All officers serve at the pleasure of the Company's Board.

Lawrence A. Collett          Information on Mr. Collett can be found in the
                             Section "Election of Directors."

Eric H. Brunngraber          Information on Mr. Brunngraber can be found in the
                             Section "Election of Directors."

Harry M. Murray              Mr. Murray, 51, has been Executive Vice President
                             since 2003. He has held various positions with the Company since his initial employment in 1982, including COO - Utility Division from 2000 to 2003, and Executive Vice President - Operations from 1995 to 2000.

John F. Pickering            Mr. Pickering, 53, has been COO - Transportation
                             Information Services since 2001. He has held various positions with the Company since 1977, including President - Transportation Information
                             Services from 1998 to 2001.

Gary B. Langfitt             Mr. Langfitt, 49, has been COO - Utility
                             Information Services since 2003. Prior to that he was Vice President, Sales and Marketing - Utility
                             Division since joining the Company in 1999.


                                                                  Summary Compensation Table
                                                                  --------------------------

                                                                         Long Term Compensation
                                                                         ----------------------
                                         Annual Compensation            Restricted     Securities
Name and                                 -------------------            Stock, ($)     Underlying           All Other
Principal Position                 Year     Salary ($)    Bonus ($)     Awards (1)     Options (#)    Compensation ($) (2)
------------------                 ----     ----------    ---------     ----------     -----------    --------------------
Lawrence A. Collett                2004      $410,000     $ 59,100       $ 42,988         4,260            $  5,055
Chairman and                       2003       365,000       60,900         67,716         9,029               4,980
CEO                                2002       341,000       58,000             --            --               4,290
of the Company and subsidiaries

Eric H. Brunngraber                2004      $202,000     $ 36,000       $ 16,226         1,610            $  3,525
CFO and                            2003       181,600       33,000         22,275         2,970               3,450
Vice President - Secretary         2002       156,600       29,000             --            --               3,056
of the Company and subsidiaries

Harry M. Murray                    2004      $180,000     $ 32,000       $  6,354           530            $  3,765
Executive Vice President           2003       170,000       30,500         15,042         1,818               3,690
                                   2002       150,000       21,000             --            --               2,914

John F. Pickering                  2004      $153,400     $ 26,000       $  5,600           467            $  3,381
Chief Operating Officer -          2003       150,000       24,000             --            --               3,378
Transportation Information         2002       150,000       19,080             --            --               3,168
Services

Gary B. Langfitt                   2004      $120,000     $ 55,436       $  4,093           343            $  3,542
Chief Operating Officer -          2003       110,000      112,041             --            --               3,400
Utility Information                2002       104,000       55,090             --            --               3,378
Services

      (1) This item shows the grant date value of restricted stock awards, pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan. The value of restricted stock was calculated by multiplying the number of shares awarded by the average of the high and low market price of the Company's stock on the day prior to the date of the award. During 2004, Messrs. Collett and Brunngraber received awards of 1,420 and 536 shares, respectively; these shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning January 26, 2005. Also during 2004, Messrs. Murray, Pickering and Langfitt received awards of 177, 156, and 114 shares, respectively; these shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards, beginning April 30, 2005. At December 31, 2004, the aggregate number and value of all restricted shares held by each named executive officer was as follows:

                          Number of Shares      Values at December 31, 2004*
                          ----------------      ----------------------------
       Mr. Collett             3,426                     $119,738
       Mr. Brunngraber         1,196                       41,800
       Mr. Murray                580                       20,271
       Mr. Pickering             156                        5,452
       Mr. Langfitt              114                        3,984

*These values are based on the closing market price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2004. The executive officers are entitled to vote and receive dividends on the restricted shares awarded to them.

(2) This item represents the Company's matching contributions paid on behalf of the executive under the Company's 401(k) Plan (in 2004 contributions were $3,075 for Mr. Collett, $3,075 for Mr. Brunngraber, $3,075 for Mr. Murray, $2,691 for Mr. Pickering, and $3,075 for Mr. Langfitt) and the imputed value of group term life premiums paid on their behalves (in 2004 premiums were $1,980 for Mr. Collett, $450 for Mr. Brunngraber, $690 for Mr. Murray, $690 for Mr. Pickering, and $467 for Mr. Langfitt).

Option/SAR Grants in 2004

      Pursuant to the terms of the Company's 1995 Performance-Based Stock Option Plan, the Board may grant options on up to 462,000 shares of the Company's Common Stock to aid in securing and retaining qualified personnel. These options vest over a period not to exceed seven years, but the vesting period can be accelerated based on the Company's attainment of certain financial operating performance criteria.

      The following table summarizes options granted during 2004 to the executive officers named above, together with estimates of the value of such options at the end of their seven-year terms assuming the market value of the Common Stock appreciates at an annual rate of 5% or 10%.

                                  Percent of                                      Potential Realizable
                    Number of        Total                                       Value at Assumed Annual
                   Securities       Options                                       Rates of Stock Price
                   Underlying     Granted to                                        Appreciation For
                     Options       Employees       Exercise                           Options Term
                     Granted       in Fiscal      Base Price     Expiration      ----------------------
                       (#)           Year           ($/SH)          Date         5% ($)         10% ($)
                       ---           ----           ------          ----         ------         -------
Mr. Collett           4,260           42%          $30.270          2011         $80,542       $161,187
Mr. Brunngraber       1,610           16            30.270          2011          30,445         60,929
Mr. Murray              530            5            35.910          2011           7,032         17,065
Mr. Pickering           467            5            35.910          2011           6,196         15,036
Mr. Langfitt            343            3            35.910          2011           4,551         11,044

Options Exercised in 2004 and Year-end Option Values

      The following table summarizes options exercised during 2004 and the values of options outstanding on December 31, 2004, for the executive officers named above.

                                                                   Number of Securities        Value of
                                                                        Underlying            Unexercised
                                                                        Unexercised          In-the-Money
                                                                        Options at            Options at
                                  Shares                              Fiscal Year-End       Fiscal Year-End
                                Acquired on         Value               Exercisable/          Exercisable/
                               Exercise (#)      Realized ($)        Unexercisable (#)    Unexercisable ($)(1)
                               ------------      ------------        -----------------    --------------------
Mr. Collett                         --               --                5,428 / 42,165      $71,048 / $439,215
Mr. Brunngraber                     --               --                2,698 / 11,122        34,996 / 122,114
Mr. Murray                          --               --                   875 / 7,247         11,458 / 82,680
Mr. Pickering                       --               --                   875 / 5,366         11,458 / 64,125
Mr. Langfitt                        --               --                   349 / 2,303          4,768 / 26,705

(1) These values are based on the closing market price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2004.

Defined Contribution Savings Plan

      All full-time employees of the Company and subsidiaries are eligible to participate in the Cass Information Systems, Inc. 401(k) Plan. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the Internal Revenue Service (the "IRS") maximum limitation, which was $13,000 for 2004. Voluntary deferrals contributed to the 401(k) Plan by the Executive officers are included in Annual Salary Compensation in the Summary Compensation Table. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. Amounts contributed to the Plan in 2004 for the benefit of the executive officers are included in the section titled All Other Compensation in the Summary Compensation Table. Each executive officer is fully vested in Company contributions.

Defined Benefit Retirement Plans

Retirement Plan for Employees of Cass Information Systems, Inc.

      All executive officers of the Company and subsidiaries are participants in the Retirement Plan for Employees of Cass Information Systems, Inc., which covers all full-time employees. Upon retirement, participants in the plan will begin to receive monthly payments equal to 1/12 of the sum of:

            (a) .9% of Final Average Earnings multiplied by the number of years of participation, plus

            (b) .5% of Final Average Earnings in excess of Covered Compensation multiplied by years of participation.

      Final Average Earnings is defined as the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period, ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the Plan equal total compensation as reported in the Summary Compensation Table, including any amounts deferred under the Cass Information Systems, Inc. 401(k) Plan.

      Normal retirement under the Plan commences at age 65. At normal retirement, the years of participation under the Plan for the executive officers listed in the Compensation Table would be as follows: Mr. Collett-41; Mr. Brunngraber-41; Mr. Murray-34; Mr. Pickering-37; and Mr. Langfitt-21.

      The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                                          Estimated Annual Retirement Benefit (1)(2)
                                          ------------------------------------------

    Final                                  Years of Service Credited at Retirement
   Average                                 ---------------------------------------
   Earnings            10           15           20          25           30          35          40
--------------------------------------------------------------------------------------------------------
$   125,000        $  15,000    $  22,400    $  29,900    $ 37,400     $  44,900   $  52,400   $  59,800

    150,000           18,500       27,700       36,900      46,100        55,400      64,600      73,800

    175,000           22,000       32,900       43,900      54,900        65,900      76,900      87,800

    200,000           25,500       38,200       50,900      63,600        76,400      89,100     101,800

(1) Estimated benefit calculation assumes retirement at age 65 in the year 2006 with no increase in the maximum social security taxable wage base after 2004.

(2) Estimated benefits would be subject to IRS maximum retirement limitations in effect at the retirement date. The maximum annual compensation that may be recognized for determining benefits in 2004 was $205,000.

Supplemental Executive Retirement Plan

      In addition to the Retirement Plan for Employees of Cass Information Systems, Inc. described above, the Company established the Cass Information Systems, Inc. Supplemental Retirement Plan in 1998, which covers key executive officers of the Company. This supplemental plan was designed to provide additional retirement benefits to key executives whose benefits are limited by the IRS under the Company's qualified plan.

      Upon retirement, participants in the plan will receive monthly payments equal to 1/12 of 70% of the Final Average Earnings, reduced proportionately for length of service less than 25 years and reduced by the participant's: (a) Qualified retirement plan benefit, (b) Primary social security benefit, and (c) 401(k) hypothetical annuity.

      Final Average Earnings, normal retirement age and years of participation at normal retirement are the same as under the Retirement Plan for Employees of Cass Information Systems, Inc.

      The following table shows the estimated annual benefits payable at retirement, assuming a straight-life annuity with 120 months guaranteed.

                                          Estimated Annual Retirement Benefit (1)
                                          ---------------------------------------

    Final                                  Years of Service Credited at Retirement
   Average                                 ---------------------------------------
 Earnings              10           15           20          25           30          35          40
-------------------------------------------------------------------------------------------------------
$125,000           $     --     $     --     $  2,100     $ 12,000     $  4,500    $     --    $     --

 150,000                 --           --        5,800       17,600        8,300          --          --

 175,000                 --           --        9,600       23,100       12,100       1,100          --

 200,000                 --        3,100       15,900       31,200       18,400       5,700          --

 300,000             26,000       45,100       71,900      101,200       88,400      75,700      63,000

 400,000             54,000       87,100      127,900      171,200      158,400     145,700     133,000

(1)   Estimated benefit calculation assumes retirement at age 65 in the year
      2006.

Certain Relationships and Related Party Transactions

      Some of the directors and executive officers of the Company, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Company's subsidiary bank, including borrowings and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, and on substantially the same terms, including interest rates charged or paid and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2004, the aggregate indebtedness to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $4,150,813 which represents approximately 6% of the Company's consolidated Shareholders' equity at that date.

Principal Shareholders

      The following table contains information with respect to beneficial ownership of the Company's outstanding Common Stock, as of March 7, 2005, by:
(1) each person known to the Company to be the beneficial owner of more than 5% of Common Stock, and (2) each director and executive officer of the Company. The address of each director and executive officer is c/o Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044. Unless otherwise indicated, the named person has sole voting and investment rights with respect to such shares.

Name of                                     Number of Shares        Percent
Beneficial Owner                           Beneficially Owned       of Class
----------------                           ------------------       --------

Directors and Executive Officers:
---------------------------------
Robert J. Bodine                              109,986 (1)             2.99%
K. Dane Brooksher                                  --                    *
Eric H. Brunngraber                             9,511 (2)                *
Bryan S. Chapell                                1,049 (3)                *
Lawrence A. Collett                            71,660 (4)             1.95
Benjamin F. Edwards, IV                            --                    *
Thomas J. Fucoloro                                676 (5)                *
Wayne J. Grace                                    410 (6)                *
Harry J. Krieg                                 55,855 (7)             1.52
Howard A. Kuehner                             137,289 (8)             3.74
Gary B. Langfitt                                  724 (9)                *
Harry M. Murray                                11,963 (10)               *
Jake Nania                                    397,741 (11)           10.82%
John F. Pickering                              11,520 (12)               *
Irving A. Shepard                              20,749 (13)               *
Andrew J. Signorelli                          129,417 (14)            3.52
All directors and executive officers          -------
     as a group                               958,550                26.08%

----------
*     Less than 1% of class.

(1) Includes shares held in a trust as to which Mr. Bodine has shared voting and investment rights. Includes 220 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Bodine has voting but no investment rights.

(2) Includes 4,430 shares owned jointly with his wife. Includes 983 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Brunngraber has voting but no investment rights. Includes 3,589 shares Mr. Brunngraber has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(3) These shares are owned jointly with his wife. Includes 115 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Chapell has voting but no investment rights.

(4) Includes 31,471 shares owned jointly with his wife. Includes 2,725 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Collett has voting but no investment rights. Includes 8,195 shares Mr. Collett has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(5) Includes 220 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Fucoloro has voting but no investment rights. Excludes 231 shares held in a trust as to which Mr. Fucoloro's wife has sole voting and investment rights.

(6) Includes 373 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Grace has voting but no investment rights. Excludes 1,550 shares owned by his wife.

(7) Includes 55,635 shares held in a trust with Mr. Krieg having shared voting and investment rights. Includes 220 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Krieg has voting but no investment rights. Excludes 58,648 shares owned by his wife.

(8) Includes 65,437 shares held in a trust with Mr. Kuehner having shared voting and investment rights. Includes 220 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Kuehner has voting but no investment rights. Excludes 61,784 shares owned by his wife.

(9) Includes 227 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Langfitt has voting but no investment rights. Includes 497 shares Mr. Langfitt has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(10) Includes 9,786 shares owned jointly with his wife. Includes 748 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Murray has voting but no investment rights. Includes 1,429 shares Mr. Murray has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(11) Includes 397,626 shares held in a trust with Mr. Nania having sole voting and investment rights. Includes 115 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Nania has voting but no investment rights.

(12) Includes 9,975 shares owned jointly with his wife. Includes 300 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Pickering has voting but no investment rights. Includes 1,245 shares Mr. Pickering has the right to acquire under the 1995 Performance-Based Stock Option Plan.

(13) Includes 20,449 shares held in family partnerships in which Mr. Shepard has shared voting and investment rights. Includes 300 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Shepard has voting but no investment rights.

(14) Includes 129,117 shares held in various trusts with Mr. Signorelli having shared voting and investment rights. Includes 300 shares granted under the Company's 1995 Restricted Stock Bonus Plan, which are subject to forfeiture; however, Mr. Signorelli has voting but no investment rights.

Section 16(a) Beneficial Ownership Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission
(SEC) and The Nasdaq Stock Market. Directors and executive officers and greater than 10% Shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based on its review of the copies of such forms received by it and written representation from certain reporting persons that no Form 5 was required for those persons, the Company believes that during 2004, all filing requirements applicable to its directors, executive officers, and greater than 10% beneficial owners were complied with in a timely manner.

                              INDEPENDENT AUDITORS

      KPMG LLP were the auditors of the Company during the year ended December 31, 2004 and also have been selected by the Audit Committee of the Board to serve as auditors for the present year, 2005. KPMG LLP has served as the Company's independent auditors since 1983.

      A representative of KPMG LLP is expected to be present at the Meeting, will have an opportunity to make a statement, and is expected to be available to respond to appropriate questions of Shareholders.

Fees Incurred For 2004 Services Performed by the Independent Auditors

      For the years ended December 31, 2004 and 2003, the Company incurred the following fees for services performed by KPMG LLP:

                                         2004                      2003
                                         ----                      ----
      Audit Fees (1)                   $225,000                  $101,300
      Audit-related Fees                     --                        --
      Taxes (2)                          61,520                    69,745
      All Other Fees                         --                        --

      (1)   100% of these services were pre-approved by the Audit Committee.
      (2)   Represents tax compliance and preparation services.

      It is the policy of the Audit Committee to pre-approve all audit, audit-related and non-audit services provided by our independent auditors.

                                  OTHER MATTERS

      Management does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                  HOUSEHOLDING

      Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or annual report may have been sent to multiple Shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at:

                         Cass Information Systems, Inc.
                             13001 Hollenberg Drive
                            Bridgeton, Missouri 63044
                      Attn: Eric H. Brunngraber, Secretary
                                 (314) 506-5500

      If you wish to receive separate copies of our proxy statements and annual reports to Shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

                              SHAREHOLDER PROPOSALS

      Any Shareholder proposal to be considered for inclusion in the Company's Proxy Statement for its next Annual Meeting, which is expected to be held in April, 2006, must be received by the Company in writing at its principal office at the address listed in the section above no later than November 15, 2005. The deadline for written notice of a proposal for which the Shareholder will conduct his or her own solicitation is January 30, 2006.

                              By Order of the Board of Directors

                              Eric H. Brunngraber, Secretary

Cass Information Systems, Inc.                                         Exhibit I
Audit Committee Charter

I.    PURPOSE

      The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors' qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

II.   COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the "Exchange Act"). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. However, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules there under, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the audit committee if the Board, under exceptional and limited circumstances, determines that such individual's membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this "exceptional and limited circumstances" exception, as well as the nature of the individual's relationship to the Company and the basis for the board's determination, shall be disclosed in the annual proxy statement.

      In addition, if an audit committee member ceases to be independent for reasons outside the member's reasonable control, his or her membership on the audit committee may continue until the earlier of the Company's next annual shareholders' meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding audit committee composition due to a single vacancy on the audit committee, then the Company will have until the earlier of the next annual shareholders' meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Audit Committee shall be appointed and may be replaced by the Board.


                                     1 of 6

Cass Information Systems, Inc.                                         Exhibit I
Audit Committee Charter

III.  MEETINGS

      The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditors, and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.   COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided that such decisions to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.


                                     2 of 6

Cass Information Systems, Inc.                                         Exhibit I
Audit Committee Charter

V.    FINANCIAL STATEMENT AND DISCLOSURE MATTERS

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

      (1) Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

      (2) Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

      (3) Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

      (4) Review and discuss with management and the independent auditors any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

      (5) Review and discuss with management (including the senior internal audit executive) and the independent auditors the Company's internal controls report and the independent auditors' attestation of the report prior to the filing of the Company's Form 10-K.

      (6) Review and discuss quarterly reports from the independent auditors on:

            (a)   all critical accounting policies and practices to be used;

            (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and

            (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.


                                     3 of 6

Cass Information Systems, Inc.                                         Exhibit I
Audit Committee Charter

      (7) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      (8) Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      (9) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      (10) Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      (11) Review disclosures made to the Audit Committee by the company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls of material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      (12) Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

VI.   OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITORS

      (1) Review and evaluate the lead partner of the independent auditors team.

      (2) Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and internal


                                     4 of 6

Cass Information Systems, Inc.                                         Exhibit I
Audit Committee Charter

            auditors. The Audit Committee shall present its conclusions with respect to the independent auditors of the Board.

      (3) Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for purposes of taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditors.

      (4) Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      (5) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors.

      (6) Discuss with the independent auditors material issues on which the national office of the independent auditors was consulted by the Company's audit team.

      (7) Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

VII.  OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

      (1) Review the appointment and replacement of the senior internal auditing executive.

      (2) Review the significant reports to management prepared by the internal auditing department and management's responses.

      (3) Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

VIII. COMPLIANCE OVERSIGHT RESPONSIBILITIES

      (1) Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

      (2) Obtain reports from management, the Company's senior internal auditing executive and the independent auditors that the Company and its subsidiary/foreign-affiliated entities are in conformity with applicable legal requirements and the Company's


                                     5 of 6

Cass Information Systems, Inc.                                         Exhibit I
Audit Committee Charter

            Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

      (3)   Approve all related party transactions.

      (4) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      (5) Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

      (6) Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance polices.

IX.   LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.


                                     6 of 6

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS    Please
INDICATED, WILL BE VOTED "FOR" THE PROPOSAL.                   Mark Here
                                                               for Address   |_|
                                                               Change or
                                                               Comments
                                                               SEE REVERSE SIDE

1.    Election of Directors

                          FOR                   WITHHELD
                                                FOR ALL

                          |_|                     |_|

      Nominees:

      01 K. Dane Brooksher
      02 Eric H. Brunngraber
      03 Bryan S. Chapell
      04 Benjamin F. Edwards, IV

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

________________________________________________________________________________

                              I PLAN TO ATTEND |_|
                                   THE MEETING

Choose MLink(sm)for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect((R))at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Signature _____________________ Signature _____________________ Date ___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                            ^ FOLD AND DETACH HERE ^

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------      --------------------------------      ---------------------
            Internet                                 Telephone                           Mail
http://www.proxyvoting.com/cass                    1-866-540-5760
                                                                                 Mark, sign and date
Use the internet to vote your proxy.  OR  Use any touch-tone telephone to   OR   your proxy card and
Have your proxy card in hand              vote your proxy. Have your proxy         return it in the
when you access the web site.             card in hand when you call.           enclosed postage-paid
                                                                                      envelope.
------------------------------------      --------------------------------      ---------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                         CASS INFORMATION SYSTEMS, INC.

      The undersigned hereby appoints Lawrence A. Collett and Eric H. Brunngraber, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cass Information Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 18, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

       (Continued and to be marked, dated and signed, on the other side)


________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________

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                            ^ FOLD AND DETACH HERE ^